Exhibit 10.14
NONCOMPETITION AGREEMENT
          THIS NONCOMPETITION AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2006, by and between Global Employment Holdings, Inc., a Delaware corporation (“Holdings”), Global Employment Solutions, Inc., a Colorado corporation (“GES”), and                      (“Employee”). References herein to the Company are to GES and Holdings, individually and collectively.
RECITALS
          1. GES has entered into a Notes Securities Purchase Agreement, dated March 31, 2006, by and among GES and the investors listed on the Schedule of Buyers attached thereto, a Preferred Stock Securities Purchase Agreement, dated March 31, 2006, by and among GES and the investors listed on the Schedule of Buyers attached thereto and a Common Stock Securities Purchase Agreement, dated March 31, 2006, by and among GES and the investors listed on the Schedule of Buyers attached thereto, pursuant to which the Company will issue, as applicable, senior convertible notes, shares of Series A Convertible Preferred Stock, shares of common stock and warrants (collectively, the “Purchase Agreements”). The investors that are party to the Purchase Agreements are collectively referred to herein as the “Investors”.
          2. Employee is a shareholder of the Company, and as a result of the consummation of the transactions contemplated by the Purchase Agreements (the “Transactions”), Employee will receive significant consideration in exchange for a portion of Employee’s ownership in the Company pursuant to the terms of the Transactions.
          4. After the consummation of the Transactions, Employee will continue in his current employment with the Company, pursuant to the Employment Agreement between him and the Company dated                      (the “Employment Agreement”).
          5. As a condition to the Investors’ obligations to proceed with the Transactions, and to preserve the value of the business of GES and Holdings, the Purchase Agreements contemplate, among other things, that Employee shall enter into this Agreement.
          6. The parties hereto agree that it would be detrimental to GES, Holdings and the Investors if Employee, directly or indirectly, were to compete with GES or Holdings in the Business (as that term is defined below). The Investors are intended third party beneficiaries of this Agreement.
          NOW, THEREFORE, in consideration of the above recitals, the promises, covenants and agreements set forth herein, the consummation of the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Noncompetition. Employee, during the term of Employee’s employment by the Company and for a period of one year thereafter (the “Non-Compete Period”), shall not, directly or indirectly, either individually or with others, engage or participate in, or have any interest in, as an owner, director, officer, partner, member, manager, employee, representative, lender, agent, consultant, advisor or otherwise, any entity or business engaged in, or that competes with, the business of GES or Holdings (as such business is conducted at any time during the term of Employee’s employment or as such business has been, or is, proposed to be conducted on the date of termination of Employee’s employment, (the “Business”)) within the greater of the Company’s actual market or 100 miles of any location at which the Company or its affiliates conduct business or plan to conduct business on such date (each, a “Territory”), provided, however, that ownership of up to 5% of any class of voting securities of any entity registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and publicly traded on a national securities exchange or market shall not be a violation of this Section 1.
     2. Employees. Employee, during the Non-Compete Period, shall not, either directly or indirectly, and will not assist any third party to, solicit, recruit or hire, or take any other action that is intended to solicit, recruit or hire, any person who is then an employee of the Company, or who has been an employee of the Company during the preceding 180 days, or otherwise encourage, or take any action intended to encourage, any person who is then an employee of the Company, or who has been an employee of the Company during the preceding 180 days, to terminate his or her employment with the Company.
     3. Customers. Employee, during the Non-Compete Period, shall not, either directly or indirectly, and will not assist any third party to, solicit, or take any other action that is intended to solicit, with respect to the Business or any other business or activity that competes with the Business of the Company any customer of the Company, or any person or entity who was a customer of the Company at any time during the 12 months preceding such solicitation or other action.
     4. Enforcement.
          (a) If the duration, scope or area restrictions contained in this Agreement are found to be unreasonable under the circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration scope or area.
          (b) The covenants contained in Sections 1, 2 and 3 above shall be deemed a series of separate covenants for each and every Territory and if any of the covenants for one or more such jurisdictions is determined to be unenforceable the remaining covenants shall continue to be effective.
          (c) Employee acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company is an integral component of the value of the Company and is reflected in the consideration payable to Employee pursuant to the Transactions, and (ii) Employee’s covenants and agreements as set forth in this Agreement are necessary to preserve the value of the Company following the consummation of the Transactions. Employee also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (1) the Company is engaged in a competitive industry, (2) Employee has unique access to, and will continue to have access to, trade secrets, confidential information and know-how of the Company, (3) Employee is receiving significant consideration in connection with the Transactions and (4) in the event Employee’s employment with the Company ended, Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement.
     5. Employee Lock-up. Employee shall not sell, dispose of, transfer, gift, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging, derivative or similar transaction with the same economic effect as a sale of, (i) any common stock or other securities of Holdings owned of record or beneficially by the Employee on the Closing Date (the “Securities”) for a period of one year from the Closing Date (as defined in the Purchase Agreements) (the “Lock-Up Period”) or (ii) more than one-third of the Securities for a period of two years from the Closing Date (as defined in the Purchase Agreements); provided, however, that Employee may transfer Securities solely for estate planning purposes in one or more private transactions during such periods so long as the Securities remain subject to, and transferee agrees in writing to be bound by, the provisions of this Section 5. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any Securities held by the Employee until the end of such period. Beneficial ownership of Securities shall be determined in accordance with Rule 13d-3 of the 1934 Act.
     6. Survival.
          All recitals, covenants, commitments and agreements of any of the parties made in this Agreement survive the execution and delivery of this Agreement and the closing of the Transactions.
     7. Miscellaneous.
          (a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to GES or Holdings:

Global Employment Solutions, Inc.
9090 Ridgeline Boulevard, Suite 205
Littleton, Colorado 80129
Telephone: (303) 216-9500
Facsimile: (303) 216-9533
Attention:

Copy to:

Brownstein Hyatt & Farber, P.C.
410 17th Street
Denver, CO 80202
Telephone: (303) 223-1160
Facsimile: (303) 223-1111
Attention: Jeff Knetsch
If to Employee:
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (b) Severability. In the event that any provision or term of this Agreement, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in this Agreement), is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.
          (c) Successors and Assigns. The terms and provisions set forth in this Agreement inure to the benefit of and are enforceable by GES and Holdings and of their successors, assigns and successors-in-interest, including without limitation any corporation or other entity with which GES or Holdings may be merged or by which they may be acquired, or which may be the acquiring entity in an asset sale transaction or other form of reorganization. This Agreement may not be assigned by Employee.
          (d) Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.
          (e) Construction. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
          (f) Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law.
          (g) Equitable Remedies. Employee acknowledges that his expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of this Agreement by Employee or any entity he controls will cause serious and potentially irreparable harm to the Company and each of its affiliates. Employee also acknowledges that the provisions of this Agreement constitute an important part of the consideration received by the Investors in connection with the Transactions. Employee therefore acknowledges that a breach of this Agreement by Employee cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and each of its affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Employee acknowledges that GES, Holdings and each of its affiliates are entitled, in addition to any other remedies they may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement without any requirement to post bond. Employee acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Employee.
          (h) Arbitration. Subject to the exceptions set forth below, Employee agrees that any and all claims or disputes that Employee has with GES or Holdings that arise under the terms of this Agreement shall be resolved through final and biding arbitration, as specified herein. Binding arbitration will be conducted in the City of Wilmington, State of Delaware in accordance with the rules and regulations of the American Arbitration Association (AAA), by an arbitrator selected from the AAA Commercial Disputes Panel. Employee understands and agrees that the arbitration shall be instead of any jury trial and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The cost of such arbitrator and arbitration services shall be borne equally by the parties or as otherwise directed by the arbitrator. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct. This Section 7(h) shall not limit the right of GES, Holdings or any other person to seek judicial relief pursuant to this Agreement without prior arbitration. GES, Holdings and Employee irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Employee irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Employee agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (i) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          (j) Further Assurances. Each of the parties hereto shall execute such further instruments and take such additional actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.
          (k) Waivers. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or may be construed as, a further or continuing waiver of any such term, provision or condition.
          (l) Modification. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy with respect to such occurrence or with respect to any other occurrence.
          (m) Employment Agreement. The provisions of this Agreement are intended to be in addition to, and not in replacement of, the provisions of the Employment Agreement. To the extent that any provisions hereof shall conflict with the terms and provisions of the Employment Agreement, the terms and provisions of this Agreement shall control.
          (n) Investors Intended Third Party Beneficiaries. The Investors are intended third party beneficiaries of this Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:

Its:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Its:

[Employee]
[SIGNATURE PAGE TO NONCOMPETITION AGREEMENT]